This Employment Agreement (“Agreement”) is entered into as of the 1st  day of May 2013 (the “Agreement Date”), by and between Mr.Steve Berman (the “Executive”) and Protext, Inc. (the “Company”) or together the Parties.

RECITALS:

Whereas, the Company desires to employ the Executive to provide personal services to the Company, and also wishes to provide the Executive with certain compensation and benefits in return for such services; and

Whereas, the Executive wishes to be employed by the Company, on an interim basis, and provide personal services to the Company in return for certain compensation and benefits.

Now, therefore, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the Parties hereto as follows:

.

1.

Definitions.

Unless otherwise separately defined herein, as used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall have the same meaning as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

“Protext Affiliates” shall mean and include any subsidiary of Protext or any division thereof now existing or formed at any time after the date of this Agreement; any corporation which may merge into or with which Protext may be merged or consolidated; any corporation or renaming of the Company which may result from any reorganization of Protext.

“Change of Control” shall mean the occurrence of any of the following:

(i)

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)

Any merger or consolidation of the Company with any other entity that has been approved by the stockholders of the Company, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(iii)

Any sale or disposition by the Company, in one transaction or a series of related transactions, of all or substantially all the Company’s assets;

2.

Employment.

2.1.

Title; Duties and Responsibilities; Reporting; Place of Performance..

2.1.1.

Subject to the terms and conditions hereinafter set forth, as of the Effective Date and thereafter throughout the “Term” (as hereinafter defined) of this Agreement, the Executive shall be employed by the Company as Interim Chief Executive Officer of Protext and those Protext Affiliates as shall  be designated from time to time by the Board of Directors of Protext.

2.1.2 Executive shall perform and be primarily responsible for and perform all such services and duties (collectively, the “Duties” and “Services”) as are customarily required of a CEO of a corporation in the Company’s industry or lines of business or similar to the Company in revenues, market capitalization and number of Executives (a “Comparable Company”). Executive hereby acknowledges that Executive may be asked to perform duties outside his normal day to day role as may be required at a Comparable Company.

2.1.3.

Executive shall report to the Company's Board or Directors

2.2.

Term / Exclusivity.

2.2.1.

The Term of the Agreement shall commence on May , 2013 and shall continue for 3 months (the “Initial Term”) unless sooner terminated in accordance with the provisions of this Agreement. Following the Initial Term, this Agreement and the Executive’s employment may be continued either under this Agreement or any other agreement, upon such terms and conditions as the Executiv e and the Company may mutually agree. The Initial Term and any subsequent term of employment of  the Executive are herein collectively referred to as the “Term”.

2.2.2.

Executive agrees to devote his business and professional time to the performance of the Duties and Services, and shall undertake to perform such Duties and Services in a competent and professional manner, consistent with the skills to be possessed by CEO, of a Comparable Company. The Executive shall consider his employment by the Company his principal employment; however, Executive shall be permitted to engage in other charitable, community, professional or business activities from time to time, so long as such other activities do not materially interfere with his performance hereunder. Executive shall disclose all professional and business activities, outside of his employment, to the Board of Director in writing prior to the Effective Date and within fifteen (15) days of any subsequent changes to said activities.

2.2.3.

The Executive acknowledges that the Duties and Services shall be performed as an “exempt’ Executive and that, as such, he shall not be entitled to overtime or compensatory compensation other than periodic bonuses as may be awarded to the Executive from time to time by the Board of Directors of the Company in the exercise of their sole discretion.

2.2.4.

Notwithstanding anything to the contrary contained in Section 2.2, the Executive may acquire and/or retain, solely as an investment, and may take customary actions to maintain and preserve Executive’s ownership of:

(a)

Securities of any partnership, trust, corporation or other person which are registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended and which are publicly traded as long as Executive’s investment amounts to less than ten (10%) percent of the equity in such entity; and

(b)

Any securities of a partnership, trust, corporation or other person not registered as set forth in Section 2.3.4(a) above so long as such entity is not, directly or indirectly, in competition with Protext.

2.3.

Confidentiality. Executive acknowledges that the Services will, throughout the Term, bring Executive into close contact with many confidential affairs of Protext, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. Protext has invested substantial time and resources in developing, and then protecting, its confidential and proprietary procedures and methods and in safeguarding its property and materials as well as the property and materials of its customers. These procedures and methods include, without limitation, all written policies and procedures and other materials of Protext and all property owned by customers or entrusted by customers to the care of Protext that have been designated either as Trade Secrets and/or Confidential Information, each as described below. Trade Secrets and Confidential Information are for the exclusive benefit of Protext, and by accepting employment with Protext, Executive agrees not to use, either directly or indirectly, any Trade Secrets or Confidential Information for any purpose other than to perform him duties as required by this Agreement. Confidential Information may also be protected as a Trade Secret. Executive covenants and agrees that Executive will keep secret all Trade Secrets and/or Confidential Information of Protext which are not otherwise in the public domain and will not disclose them to anyone outside of Protext, except where such disclosure may be required by law.

2.4.

Non-Competition; Non-Solicitation; Non-Interference.

(a) During the Executive’s employment hereunder, Executive will be exposed to Confidential Information of Protext and the Protext Affiliates, including, without limitation, details about their software programs, algorithms, processes, methods, and any intellectual property. Accordingly, the competitive use and knowledge of any of such information would substantially and irreparably injure the business, prospects and value of Protext and the Protext Affiliates. Executive and Protext also agree that the business of Protext and the Protext Affiliates is both national and international in nature due to the utility and methods of distribution of their products.

(b)

Therefore, Executive agrees that during the Term and for a period of one (1) year after the end of the Term, Executive shall not, directly or indirectly, through any other person, firm, corporation or other entity (whether as an officer, director, Executive, partner, consultant, holder of equity or debt investment, lender or in any other manner or capacity):

(1)

develop, sell, market, offer to sell products and/or services or participate in any business anywhere in the United States, or any other country, or province that have the functional purpose or utilize the same or similar technology, as the products of Protext and the Protext Affiliates, whether during the Term such products exist or are contemplated, or otherwise engage in direct competition with Protext or the Protext Affiliates;

(2)

solicit, induce, encourage, recruit or attempt to induce, encourage or recruit any person who is then employed or retained as a consultant by Protext or any Protext Affiliate or who was employed or retained as a consultant by Protext or any Protext Affiliate at any time during the twelve (12) month period preceding the end of the Term for the purposes of being employed or retained by Executive, by any entity or person on whose behalf Executive is acting as an agent, representative or Executive or by any competitor of Protext or any Protext Affiliate;

(3)

solicit, induce or encourage or attempt to induce or encourage any person who is then employed or retained as a consultant by Protext or any Protext Affiliate or who was employed or retained as a consultant by Protext or any Protext Affiliate at any time during the twelve (12) month period preceding the end of the Term to terminate him or his employment, engagement or consulting relationship with Protext or any Protext Affiliate, or to breach any other obligation to Protext or any Protext Affiliate; or

(4)

solicit, interfere with, disrupt, alter or attempt to disrupt or alter the relationship, contractual or otherwise, between Protext or any Protext Affiliate and any consultant, contractor, customer, potential customer, or supplier of Protext or any Protext Affiliate.

(5)

solicit, engage, contact, approach, induce or encourage or attempt to induce or encourage any investor, money manager, fund, broker, partner, proposed partner, corporation, Company, individual, consultant who Protext has had any contact, conversations, meetings, presentations, approached, at any time during the (24) twenty four month period preceding the end of the Term to terminate him or his employment, engagement, consulting relationship with Protext or any Protext Affiliate.

(c)

Executive acknowledges that the foregoing geographic, activity and time limitations contained in this Section are reasonable and properly required for the adequate protection of Protext’ business. In the event that any such geographic, activity or time limitation is deemed to be unreasonable by a court, Executive shall submit to the reduction of either said activity or time limitation to such activity or period as the court shall deem reasonable. In the event that Executive is in violation of the aforementioned restrictive covenants, then the time limitation thereof shall be extended for a period of time equal to the pendency of such proceedings, including appeals.

2.5

Indemnification; Insurance. Protext shall, at Protext’ sole expense, defend and indemnify Executive to the fullest extent permitted by law in effect as of the date hereof, or as hereafter amended, against all costs, expenses, liabilities and losses (including, without limitation, reasonable attorneys' fees, judgments, fines, penalties, ERISA excise taxes, penalties and amounts paid in settlement) reasonably incurred by Executive in connection with a Proceeding (as hereinafter defined). For the purposes of this section, a “Proceeding” shall mean any action, suit or proceeding, whether civil, criminal, administrative or investigative, if Executive is made, or is threatened to be made, a party to, or a witness in, such action, suit or proceeding by reason of the fact that he is or was an officer, director or Executive of Protext or any Protext Affiliate (or is or was serving as an officer, director, member, Executive, trustee or agent of any other entity at the request of any Protext or any Protext Affiliate). Executive may participate in his defense with Executive’s own counsel. Protext shall provide coverage for Executive under liability and such other insurance policies as may be reasonably warranted.

2.6

Employment Procedures. By accepting employment with Protext, the Executive:

2.6.1.

agrees to follow all of Protext’ lawful policies and procedures which are otherwise applicable to all Company Executives generally, as they are currently constituted and as they may change from time to time after written notice of such to Executive, in the handling and safeguarding of Trade Secrets and Confidential Information, including, without limitation, all sensitive, confidential, proprietary procedures and methods and all written materials belonging to Protext and/or Protext Affiliates, as well as the handling and safeguarding of any property belonging to customers of Protext and/or Protext Affiliates and placed in its or their safeguarding and care; and

2.6.2.

agrees to exercise due care and diligence to avoid any unauthorized publication, disclosure or use of Trade Secrets and/or Confidential Information and any documents or other materials or referring to them; and

2.6.3.

agrees to not knowingly disclose to any third person at any time or for any reason (other than controlled disclosure of Confidential Information to investors, customers or vendors for legitimate business purposes of Protext or Protext Affiliates), any Trade Secret or Confidential Information, including, without limitation, any sensitive, proprietary procedure or method of Protext or Protext Affiliates or any materials and/or property referred to in this Section; and

2.6.4.

agrees to not reproduce for the use of any third party, without consent, the procedures or policies of Protext or Protext Affiliates, or any property belonging to its customers or suppliers.

2.6.5.

The restrictions set forth in this Section 2.6 will not restrict Executive from disclosing (but only to the proper recipient to the extent expressly permitted by this Agreement) any Trade Secret and/or Confidential Information which Executive is required to disclose by law or an order of a court of competent jurisdiction or any relevant governmental or regulatory agency; provided that Executive shall, unless otherwise required by law or by rule of professional conduct, have given prior written notice to Protext of the disclosure requirement and of the information to be disclosed to allow Protext an opportunity to seek a protective order.

2.6.6.

In consideration of this agreement and the covenants contained herein, the Executive, on behalf of its attorneys, agents, representatives and associates, agrees to hold Protext harmless against all claims and fully release, remise, acquit and discharge Protext, and its predecessors, successors, assigns, affiliates, heirs, family members, administrators, trustees, directors, officers, Executives, partners, attorneys, agents, representatives and associates from any and all claims, demands, liabilities, actions or causes of action of any kind of character, at law or in equity, whether known or unknown, accrued or not, present or future, in connection with, arising from but not limited to, the Executive’s equity interest in Protext, including without limitation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law and in the event of the following:

a.

The Company ceases to function as a going concern or substantially ceases to conduct its operations in the normal course of business as a software services company;

b.

The Company’s failure or inability to timely pay the Compensation and Additional Benefits required to be paid to Executive hereunder, because such payment would be detrimental to the financial condition of the Company, as determined by the Company's Board of Directors;

b.

Any bankruptcy petition is filed by or against the Company or the Company makes any assignment for the benefit of creditors or any receiver is appointed for the assets or property of the Company or the Company otherwise takes advantage of any insolvency laws;

c.

The Company attempts to assign this Agreement or any rights hereunder without the Executive’s prior written consent, provided that such consent shall not be unreasonably withheld or delayed;

d.

There is a change in the control or management of the Company without the prior written consent of Executive, provided that such consent shall not be unreasonably withheld or delayed; or

3.

Compensation. As compensation and consideration for all Duties and Services provided by the Executive during the Term pursuant to this Agreement, Protext agrees to pay to the Executive the compensation set forth below.

3.1.

Base S a l a r y: For the Initial Term, Executive compensation will be comprised of cash and equity (restricted stock grant)

a.

Cash Component: set at the rate of Fifty Thousand dollars ($50,000) per quarter and will accrue until such a time the company has operating capital as defined by a capital raise of $250,000 in one or more debt (bridge financing unless converted into equity, are excluded), and or equity financing, Base salary commencing on the Effective Date and payable (or accrued) in equal installments on Protext’ regular pay dates, subject to the usual and required payroll deductions and withholdings (“Base Salary”). Advances, or payment in full prior to end of initial term, are at the discretion of the Board.

b.

Equity Component: 10million restricted stock grant payable upon signing of this agreement.

3.2

Revenue Share: During the Initial Term, the Company acknowledges that for any distribution opportunities introduced by Executive resulting in a commercial contract and/or product sales, the company will pay Executive 15% of the net revenues so long as the Executive continues to be employed in the capacity under the agreement.

a.

The company acknowledges that in some instances developing the sales/distribution channel may have lead times that could extend past the Initial Term. If Initial Term is not extended, Executive may continue to develop his pipeline in a consultancy role in which the company will pay a revenue share of 25% of the net revenues derived directly from those efforts.

3.3

Additional Benefits.

3.3.1.

Protext will reimburse Executive for all his reasonable approved business expenses incurred in connection with the performance of Executive’s duties under this Agreement, in accordance with Protext general policies regarding business expenses. Notwithstanding anything to the contrary contained herein or in Protext’ expense policies, any air travel required of Executive in the performance of the Services shall be paid solely by Protext on an airline of Executive’s choice. Business class and first class is not permitted without the prior approval from the BOD.

3.3.2.

If Executive is required to stay overnight away from his home in connection with the performance of his duties hereunder, Protext shall pay, or shall reimburse Executive, for all approved travel expenses incurred by Executive (including air fare, hotel, meals and incidental expenses) as specified in Section

3.3.2 above.

3.3.3.

Executive is required to submit an expense report with all receipts within 15 days of any expense. Executive is also required to submit a written call report for any meeting with a client or prospective client, company, organization, group, individual, individuals, where a Supervising Executive is not in attendance. Report must cover the name of the company, client, group, individual, organization, name, title, and responsibility of all persons in attendance, purpose of the meeting, what was discussed, outcome of the meeting, and if there is any follow up or action that must be taken by either party. A hard copy must be stored in the appropriate filing system in the main headquarters of the Company.

4.

Termination.

4.1.

Termination b y th e Comp any.

4.1.1.

Good Cause. Protext and/or its BOD shall have the right, at its election, to terminate this Agreement at any time during the Term for “Good Cause.” As used in this Agreement, the term “ Good Cause” shall mean and be limited to:

(a)

the failure of the Executive to follow the reasonable directives of the BOD unless such failure is fully cured by the Executive within thirty (30) days of written notice thereof and is not thereafter repeated (in which event no notice need be given);

(b)

self-dealing or a material breach by the Executive of his fiduciary duties to Protext and the Protext Affiliates;

(c)

the Executive’s inability to perform the Services (whether as a result of his death, Disability (as defined below) or any other reason, other than a Material Breach (as defined below)) or the Executive’s incompetence in adequately performing the Duties and Services, within reason, unless such failure to perform is not fully cured by the Executive within thirty (30) days of written notice thereof and is not thereafter repeated (in which event no notice need be given);

(d)

a single act of omission or commission by the Executive so grievous as to constitute theft, conviction or the plea of nolo contendere of a felony, or commission of an act of fraud, embezzlement or sexual harassment (in which event no notice need be given); or

(e)

other than 4.1.1 (b) and (d) above, a material breach of any material covenant, condition or agreement on the part of the Executive to be performed under this Agreement; unless such breach or non-performance is fully cured (if curable) by the Executive within thirty (30) days of written notice thereof and is not thereafter repeated (in which event no notice need be given).

4.1.2.

Effect of Termination for Good Cause. Should this Agreement be terminated by the Company for Good Cause except as a result of his death or disability as defined below, the Executive shall have no right to any further Base Salary, shall forfeit all non-vested equity/stock and shall not receive any severance or other benefits or bonuses, or compensation from and after termination other than those which would normally survive, such as Executive’s entitlement to accrued, but unused, vacation pay or continuation of health care benefits under COBRA or other applicable law. If Company for Good Cause terminates Executive within 90- days (“Clawback Period”) of any warrant, option, and or cash bonus or grant, Executive shall forfeit said warrant, option, and or cash bonus or grant received within that 90-day period.

4.2.

Termination by Executive.

4.2.1.

Protext Material Breach. Executive shall have the right, at his election to terminate this Agreement in the event of a “Material Breach" by the Company, which breach is not fully cured by the Company within thirty (30) days of written notice thereof and is not thereafter repeated (in which event no notice

7

need be given).  A “Material Breach” shall consist of

(a)

Protext’ failure or refusal to comply with a material term of this Agreement,

(b)

a  change  in  the  nature  of  Executive’s  Duties  and  Services  constituting  a constructive discharge; or

(c)

the termination of Executive’s employment hereunder for reasons other than “Good

Cause.”

By definition, Protext’ failure or inability to timely pay the compensation and other benefits required to be paid to Executive hereunder, because such payment would be detrimental to the financial condition of the Company, as determined by the Company's Board of Directors, shall not constitute a “Material Breach” of this Agreement and Executive shall not be entitled the provisions of Section 4.2.2 below. Any unpaid compensation and other benefits shall accrue to the benefit of the Executive, provided that the Executive remains employed on a full-time basis with the Company and is rendering Duties and Services to the Company and/or the Company’s Affiliates, divisions, and be paid when financial conditions improve as determined by the Company's Board of Directors. At no time does this provision alter the Executive’s responsibilities and duties as set forth in Sections 2.2 and 2.6 herein and “at will” employment with the Company.

4.3

Change in Control.

4.3.1 Unless the Company has in effect a change of control severance plan or similar arrangement applicable to Executive (and in which Executive has consented to participate) at the time of a Change of Control, the following provisions of this Section 4.3 shall apply.

5

Death and Disability.

5.1.

Death The Term shall immediately terminate upon Executive’s death as certified in accordance with the provisions of New York law (“Death”).

5.2.

Disability As used herein, the term “Disability” shall mean Executive becoming unable to perform the Services as a result of his permanent or temporary, total or partial, physical or mental disability. In such event, the Company shall not have the right (absent of Good Cause) to terminate this Agreement due to Disability prior to the expiration of the Disability Period. As used herein, the term “Disability Period” shall mean the period commencing on the first day upon which such Disability occurs and ending on the first to occur of the following:

(i) the expiration of the Term; (ii) if the Disability is continuous through the sixty (60) consecutive days following the day on which the Disability occurs, then the last day of such sixty (60) consecutive days; and (iii) if the Disability is intermittent and shall exist throughout the Term following the day on which the Disability occurs, then the cumulative sixtieth (60th) day of such Disability Period.

5 . 3 .   Effect of Death or Disability Should the Term be terminated in accordance with the provisions of Sections 5.1 or 5.2 by reason of Executive’s Death or Disability, Executive or his estate (as the case may be) shall have no right to any further Base Salary (other than Options vested at the time of such Death or Disability); provided, however, that the Base Salary otherwise payable during the Disability Period shall nevertheless be payable on the terms set forth herein to Executive as a disability benefit (“Disability Benefit”). Any disability insurance proceeds actually received by Executive from Protext’ disability insurance carrier during the Disability Period with respect to such Disability shall reduce on a dollar-for-dollar basis the Disability Benefit otherwise payable by Protext during the Disability Period pursuant to this Section 5.3). Executive or his estate (as the case may be) shall be entitled to severance payments in accordance to Sections 4.1.2 and 4.1.3 as applicable.

8

6.

General.

6.1.

Applicable Law Controls. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law and wherever there is any conflict between any provisions of this Agreement and any material statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail; provided, however, that in any such event the provisions of the Agreement so affected shall be curtailed and limited only to the extent necessary to bring them within applicable legal requirements, and provided further that if any obligation to pay the Base Salary or any other amount due Executive hereunder is so curtailed, then such compensation or amount shall be paid as soon thereafter, either during or subsequent to the Term, as permissible.

6.2.

Waiver/Estoppel.     Any party hereto may waive the benefit of any term, condition or covenant in this Agreement or any right or remedy at law or in equity to which any party may be entitled but only by an instrument in writing signed by the parties to be charged. No estoppel may be raised against any party except to the extent the other parties rely on an instrument in writing, signed by the party to be charged, specifically reciting that the other parties may rely thereon. The parties’ rights and remedies under and pursuant to this Agreement or at law or in equity shall be cumulative and the exercise of any rights or remedies under one provision hereof or rights or remedies at law or in equity shall not be deemed an election of remedies; and any waiver or forbearance of any breach of this Agreement or remedy granted hereunder or at law or in equity shall not be deemed a waiver or any other provision hereof or of the opportunity to exercise such right or remedy or any other right or remedy, whether or not similar, at any preceding or subsequent time.

6.3.

Notices. Any notice, which Protext is required or may desire to give to Executive hereunder, shall be in writing and may be served by delivering it to the Executive, or by sending it to the Executive by mail, telex or telegraph, at Executive’s address first written above or such substitute address as Executive may from time to time designate to Protext. Any notice which Executive is required or may desire to serve upon Protext hereunder shall be in writing and may be served by delivering it personally or sending it by mail, email or facsimile transmission to the address set forth on Page 1 hereof, Attn: Chief Financial Officer, or such other substitute addresses as Protext may from time to time designate by notice to Executive.

6.4.

Governing Law. This Agreement shall be governed by, construed and enforced and the legality and validity of each term and condition shall be determined in accordance with the internal, substantive laws of the State of New York (without regard to its choice of law principles and without regard to any requirement that any provisions of this Agreement be interpreted against the party who drafted it) applicable to agreements fully executed and performed entirely in New York.

6.5

Dispute Resolution and Arbitration. In the event that any dispute arises between Company and Executive regarding or relating to this Agreement and/or any aspect of the Executive's employment relationship with the Employer, AND IN LIEU OF LITIGATION AND A TRIAL BY JURY, the parties consent to resolve such dispute through mandatory arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held in New York, New York before a single arbitrator who shall be selected by the mutual agreement of Company and Executive, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of Company and Executive. The parties hereby consent to the exclusive jurisdiction in the state and Federal courts located in the City of New York, County of New York and State of New York for purposes of seeking such injunctive or equitable relief as set forth above. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. Company shall pay the costs of any arbitrator appointed hereunder and the costs of such arbitration.

6.6

No Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or appoint any party the agent of the other party. No party shall hold itself out contrary to the terms of this Paragraph and, except as otherwise specifically provided herein, no party shall become liable for the representation, act of omission of any third party who is not referred to herein and shall not be deemed to give any right or remedy to any such third party.

6.7.

Modification/Entire Agreement. This Agreement may not be altered, modified or amended except by an instrument in writing signed by all of the parties hereto. No person, whether or not an officer, agent, Executive or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement. promise, arrangement or understanding not expressly set forth in any other document executed by the parties concurrently herewith (“Parol Agreements”). This Agreement, together with Protext’ Executive Handbook, and all other documents executed by the parties concurrently herewith constitute the entire agreement between the parties and supersede all express or implied, prior or concurrent, Parol Agreements and prior written agreements with respect to the subject matter hereof. The parties acknowledge that in entering into this Agreement, they have not relied and will not in any way rely upon any Parol Agreements.

6.8.

Headings; Language. The headings in this Agreement have been inserted for convenience only and shall have no substantive effect. The language of all parts of this Agreement shall in all cases be considered as a whole, according to its fair meaning, and not strictly for or against any of the parties. The parties hereby acknowledge and agree that the language of this Agreement shall be considered jointly drafted.

6.9.

Counterparts. This Agreement may be executed in two or more counterparts, by original signature or via facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.10.

Separate and Severable. Each term, clause and provision of this Agreement is separate and independent, arid should any term, cause or provision of this Agreement be found to be invalid or unenforceable, the validity of-the remaining terms, clauses, and provisions shall not be affected. As to those terms, clauses or provisions found to be invalid or unenforceable, they shall be replaced with valid and enforceable provisions that achieve, to the extent possible, the economic, business and other purposes of the invalid or, unenforceable provisions.

6.11.

Survival. To the extent required to give them effect, any provisions of this Agreement that would reasonably be expected to survive the termination of this Agreement shall survive such termination for any reason. Without limiting the generality of the foregoing, the provisions of 2.4 and 2.5 shall so survive.

If the foregoing accurately reflects the substance of our mutual agreement and understanding, please confirm your agreement to the foregoing by signing below where indicated.

Very truly yours,

Protext Mobility, Inc.

By:

David M. Lewis Executive Director

ACCEPTED AND AGREED TO BY THE EXECUTIVE:

Name: Date:

 Protext Mobility Roadmap

1.

Improving Family Mobile Safety Assets

As a first measure of change, the Family Mobile Safety assets will be updated to reflect the new direction of the company.  The following upgrades will take place within the Family Mobile Safety Family of assets.

✓

Upgrading BlackBerry and Android Applications

o

Upgrade to BlackBerry 10 and Latest Android OS

o

Upgrading FMS Website

o

Improve supporting content (training, how to’s)

o

Redevelopment of Dashboard and development of Mobile Dashboard

2.

BlackBerry Opportunity

With the release of BlackBerry 10 and its QNX operating system, the BlackBerry value proposition continues to be strong.  Although long term viability continues to be a question in North America, the near term success of BlackBerry is prominent based on subscriber base and international loyalty.

BlackBerry remains to be strong in Countries where Protext Mobility is looking to focus.

Why put resources into BlackBerry?

✓

BlackBerry currently has 80 Million Global Subscribers

✓

BlackBerry’s main regions are Latin America and Asia

✓

Less competitive within Family Application Category

✓

Rich base of internal contacts via rolodex

✓

Easy port and upgrade to brand new BlackBerry 10 Platform

✓

Opportunity with existing QNX Integration with Automotive Industry

BlackBerry Live Conference

✓

Attendance at BlackBerry Live Annual Conference in May

o

Purchase Booth for Product Awareness

o

Key Introductions to Key BlackBerry Developers and Enterprise Customers

o

Key Introductions to Value Added Services (VAS) VP’s and Directors from Carriers Worldwide

o

Key Introduction to Carrier contacts from existing relationships

BlackBerry QNX Automobile Opportunity

✓

QNX (BlackBerry 10) is already integrated into BMW, Porsche, Bentley and other manufacturers

✓

Ability to leverage the QNX API’s already available for download

✓

Opportunity to build relationships directly with Automobile Manufactures via BlackBerry existing relationship.

✓

Global Opportunity

✓

Opportunity to be first in market to deliver true integrated Distracted Driving Solution

BlackBerry Bentley - http://www.youtube.com/watch?v=Xl_uVHg_SSs BlackBerry Porsche - http://www.youtube.com/watch?v=VAWSVDxyUWE

The Future of Automotive via QNX - http://www.youtube.com/watch?v=wY9AzUfSdKU

3.

Family Mobile Safety Suite of Solutions – Distribution Model Roadmap

The distribution points for the Family Mobile Safety Suite of Solutions will be increased with the introduction of new and exciting distribution points.  With a strategic and aggressive distribution model, FMS is positioned to quickly grow to markets that provide Global distribution on all areas of mobility.  Application Store

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Availability of the FMS Solutions on BlackBerry World and Google Play.  Upgrade to be a downloadable application and NOT a redirection to website.

 “Locate Now ”

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Development of “Locate Now” Mobile Application for Android and BlackBerry.

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Development will be based on existing feature set within the FMS Platform, including Dashboard Access via desktop and/or mobile.

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Application will be available as a FREE solution to increase FMS Brand Awareness and exemplify a rich feature set.

 “Saf e Text”

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Update of the “SafeText” solution to enable as an Application Download to be available on Application Stores for BlackBerry and Android.

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Configuration to take place as a 3-5 step process directly from Smartphone for easy setup.

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Free 30 Day Trial and $29.99 one time purchase

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$9.99 in-app purchase available to monitor additional phone.

 “Panic Ale rt”

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Development of a “Panic Alert” application for Android, iPhone and BlackBerry

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Availability on all Application Stores

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Ability to program 3 different numbers in addition to 911 Emergency

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FREE 30 day trial and purchase for $4.99 one-time fee.

 “Mobile Dashboard”

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Ability to view Mobile Dashboard of “Locate Now” queries, “Safe Text” queries other queries related to both Smartphone and Network based services

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Interactive Dashboard that is customizable by the client specific to features and services being leveraged.

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The Family Dashboard is available for a one time purchase of $4.99.

4.

Mobile Carrier

With the ability to provide customized solutions, Protext Mobility continues to have a strategic opportunity with Carriers.  The Carrier landscape increases from the traditional Carrier (AT&T, Sprint) to the Virtual Carrier which includes (MVNO) Mobile Virtual Network Operators. Such customizable abilities, puts Protext in a unique position to offer unique solutions for Carriers focusing on Enterprise or Consumer, regardless of Network, Application or Cloud base.

Integration via Telcel Mobile

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Development of A-La-Carte Solutions for Telcel Mobile (Translation of “Locate” and “Panic Button” BlackBerry 10 and Android)

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Network Integration with Acision

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Roadmap ready for September/October

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Development of supporting content (Training videos translated to Spanish)

Mobile Virtual Operator

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Integration of A-La-Carte Services into TTG Cloud (Locate, Panic, SafeText, Compliant Wireless)

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Availability as value-added service to TTG/Dell Enterprise Customers Globally.

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Application testing on internal systems of TTG/Dell to ensure successful porting

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Ability to offer specific discounted pricing based on cloud integration.

5.

Compliant Wireless – Enterprise

Protext Mobility will create some strategic alliances to provide further distribution of the Compliant Wireless Enterprise Solution.  By partnering with entities that have an existing footprint within the Enterprise Space, Compliant Wireless can be deployed in various models and partner feature sets.   The first target includes:

Mobile Device Management (MDM)

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Integration via MDM providers as a “value add”

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FMS features will be available as one of the options customers have to manage and monitor their device deployment

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Leverage API’s available with MDM provider (where applicable)

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Partner with MDM and have FMS whitelabled as a MDM feature or solution.

GPS Vendors

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Integration via GPS Vendors as a “value add” or “feature upgrade”

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Leverage API’s available from GPS Vendor

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Partner with GPS Vendor to have FMS as a whitelabled solution for GPS Vendor

Mobile Security Integration

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Providing complimentary features to Mobile Malware Companies such as McPhee to provide additional Mobile Monitoring from Compliant/Family Mobile Safety.

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Integration with Mobile Security Firms that provide “Off the Shelf” Mobile Security features. Protext Mobility will review each opportunity and provide strategic services to enable the partner.

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Increased features and services from Compliant Wireless creates a new revenue stream for Mobile Security Platforms increasing the license value of all purchased solutions protecting Smartphone's.